UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
 Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to §240.14a-12

(Name of Registrant as Specified In Its Charter)
SUSA REGISTERED FUND, L.L.C.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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2) Aggregate number of securities to which transaction applies:

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5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SEC 1913 (04-04)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

SUSA REGISTERED FUND, L.L.C.
4400 Computer Drive
Westborough, MA 01581
(866) 270-1948

March [  ], 2016

Dear Member:

Enclosed is a notice and proxy statement relating to a Special Meeting of Members (the "Meeting") of Susa Registered Fund, L.L.C. (the "Fund").  The Meeting is scheduled to be held on April 18, 2016 at 11:00 a.m., Eastern Time at the offices of [Schulte Roth & Zabel LLP, located at 919 Third Avenue, New York, New York 10022].

At the Meeting, members of the Fund ("Members") will vote on a proposal to approve a Plan of Distribution adopted in accordance with the requirements of Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Plan").  The Plan, if approved by Members, will permit the Fund to bear expenses related to the distribution of limited liability company interests in the Fund ("Interests") and to pay financial intermediaries for providing Member and Member account-related services.  If the Plan is approved by Members and implemented, the advisory fee payable by the Fund to Susa Fund Management LLP (the "Adviser") pursuant to the Fund's Investment Advisory Agreement will be reduced, as described in the attached Proxy Statement.  Thus, implementation of the Plan will not result in any increase in fees payable by the Fund or borne by Members and will not increase Fund expenses.

The Board of Managers of the Fund (the "Board") has unanimously approved the Plan.  As discussed in the Proxy Statement, the Board believes that there is a reasonable likelihood that the Plan will benefit the Fund and Members to the extent that the Plan is expected by the Adviser to facilitate growth in the net assets of the Fund (through sales of Interests to new investors) and will enable the Fund to achieve lower operating expenses as a percentage of its net assets.

The Board unanimously recommends that you vote "FOR" the proposal.

The attached Notice and Proxy Statement further describe the proposal to be considered at the Meeting.

You are cordially invited to attend the Meeting.  However, because it is important that your vote be represented whether or not you are able to attend, you are urged to consider and vote on the proposal by completing, dating, signing and returning the enclosed proxy card in the accompanying return envelope at your earliest convenience or by relaying your voting instructions via telephone or the internet by following the enclosed instructions.  You may vote in person at the Meeting even if you have returned a proxy card or submitted your voting instructions via the internet or by telephone.  Please respond promptly in order to save additional costs of solicitation and in order to make sure you are represented at the Meeting.

Sincerely,
/s/ Graeme White
Graeme White
Principal Manager, Susa Registered Fund, L.L.C.

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IMPORTANT INFORMATION TO HELP YOU UNDERSTAND
 AND VOTE ON THE PROPOSAL

Please read the attached Proxy Statement for a complete description of the proposal.  However, as a quick reference, the following questions and answers provide a brief overview of the proposal.

Q1.	WHAT PROPOSAL AM I BEING ASKED TO VOTE ON?

A.	At the Meeting, Members will vote on a proposal to approve a plan of distribution (the "Plan") adopted in accordance with the requirements of Rule 12b-1. The Plan will authorize the Fund to bear expenses related to the distribution of limited liability company interests in the Fund ("Interests") and to pay financial intermediaries for providing Member and Member account-related services.

Q2.	WHAT IS A "PLAN OF DISTRIBUTION"?

A.	The Fund may bear expenses related to the distribution of Interests only in accordance with a plan of distribution adopted in accordance with the requirements of Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act"). Among other things, Rule 12b-1 requires that any payments related to the distribution or sales of Interests be made in accordance with a written plan that satisfies various requirements and is approved by the Board and by Members. Plans of distribution, commonly referred to as "12b-1 plans," establish the terms, conditions and limitations pursuant to which fund assets may be used to bear expenses related to the distribution and sale of their securities to investors. The fees paid by funds pursuant to these plans are commonly referred to as "12b-1 fees."

Q3.	WILL APPROVAL OF THE PLAN RESULT IN HIGHER FEES OR EXPENSES?

A.	No. The Plan permits the Fund to bear distribution-related expenses in an amount that on an annual basis may not exceed 0.50% of the average monthly net assets of the Fund. It also permits the Fund to pay financial intermediaries for providing Member and Member account-related services in an amount that on an annual basis may not exceed 0.25% of the Fund's average monthly net assets. Thus, the total amount authorized to be paid by the Fund under the Plan would be limited on an annual basis to 0.75% of the Fund's average monthly net assets (the "12b-1 Fee"). If the Plan is implemented, the 12b-1 Fee will be offset by a reduction in the advisory fee payable by the Fund to the Adviser, pursuant to the Investment Advisory Agreement (the "Advisory Agreement"). The monthly fee currently payable by the Fund under the Advisory Agreement is computed at the annual rate of 2.00% of the net assets of the Fund, determined as of the start of business on the first business day of each month, after adjustment for any subscriptions for Interests effective on such day (the "Advisory Fee"). In addition, pursuant to the Advisory Agreement, the Adviser is entitled generally to receive a performance-based incentive allocation from the capital account of each Member equal to 20% of the net profits that are earned by the Member (the "Incentive Allocation"). Upon implementation of the Plan, the annual rate at which the Advisory Fee is computed will be reduced to 1.25%. There will be no change in the Incentive Allocation. Because the Advisory Fee will be reduced, the Plan will not result in any increase in fees payable by the Fund or borne by Members and will not result in an increase in Fund expenses. The reduced Advisory Fee rate could not be increased following effectiveness of the Plan without Board and Member approval.

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Q4.	HAS THE BOARD APPROVED THE PLAN?

A.	Yes, the Board has unanimously approved the Plan and recommends that you vote to approve it.

Q5.	WHO IS PAYING FOR THE COSTS OF THIS PROXY STATEMENT?

A.	The Adviser is bearing all costs associated with the Meeting, including the costs and expenses associated with soliciting proxies. The Fund is not bearing any of these costs or expenses.

Q6.	HOW MANY VOTES AM I ENTITLED TO CAST?

A.	You are entitled to cast that number of votes as is equivalent to your investment percentage in the Fund as of the record date. Your investment percentage is determined by dividing the balance of your capital account in the Fund by the aggregate capital account balances of all Members. The record date is March 1, 2016.

Q7.	HOW DO I VOTE?

A.	Your vote is very important. You can vote in the following ways:

•	Attending the Meeting on April 18, 2016 and submitting your voting instructions.

•	Completing and signing the enclosed proxy card, and mailing it in the enclosed postage paid envelope.

•	Calling toll-free [ ] and submitting your voting instructions.

•	Voting on line at [ ] and following the on-screen directions.

Q8.	WHAT IF I HAVE QUESTIONS ABOUT THE PROXY STATEMENT?

A.	If you require assistance or have any questions regarding the mailing you received, please contact [ ].

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SUSA REGISTERED FUND, L.L.C.
4400 Computer Drive
Westborough, MA 01581
 (866) 270-1948

NOTICE OF SPECIAL MEETING OF MEMBERS
 TO BE HELD ON APRIL 18, 2016

To Members:

NOTICE IS HEREBY GIVEN that a Special Meeting of Members (the "Meeting") of Susa Registered Fund, L.L.C. (the "Fund") will be held on April 18, 2016, at 11:00 a.m., Eastern Time, at the offices of [Schulte Roth & Zabel LLP, located at 919 Third Avenue, New York, New York 10022].  At the Meeting, Members will vote on the following proposal:

•	To approve a Plan of Distribution (the "Plan") adopted in accordance with the requirements of Rule 12b-1.

The proposal is discussed in greater detail in the accompanying Proxy Statement.

You may vote at the Meeting if you were a Member of record of the Fund as of the close of business on March 1, 2016.  If you attend the Meeting, you may vote in person.  If you would like to attend the Meeting, please call [          ] to obtain directions.  Members who do not expect to attend the Meeting are urged to vote in one of three ways: (i) by marking, signing and returning the enclosed proxy card in the enclosed postage-prepaid envelope; (ii) via the Internet at [               ] and following the on-screen directions; or (iii) by using your touch-tone telephone.  Signed but unmarked proxy cards will be counted in determining whether a quorum is present at the Meeting and will be voted "For" approval of the Plan, and in the discretion of the persons named as proxies in connection with any other matters that may properly come before the Meeting or any adjournment thereof.

The Proxy Statement accompanying this Notice is also available along with the proxy card and any other proxy materials at [                           ] by entering the control number that appears on your proxy card.

The Fund will furnish, without charge, copies of its most recent annual and semi-annual reports to Members upon request.  To request a copy, please call [(866) 270-1948].  You may also view or obtain these documents from the Securities and Exchange Commission (the "SEC"): (i) in person at the SEC's Public Reference Room in Washington, D.C.; (ii) by calling 1-202-551-8090; (iii) by mailing a written request to Public Reference Section, Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549 (duplicating fee required); (iv) by sending an e-mail to publicinfo@sec.gov; or (v) on the Internet at www.sec.gov.
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If you have any questions, please call the [Fund at (866) 270-1948].

By Order of the
Board of Managers

Each Member's vote is important.  The Meeting may be adjourned without conducting any business if a quorum is not present.  In that event, the Fund will continue to solicit proxies in an attempt to obtain a quorum.

By casting your vote you will help enable the Fund to hold the Meeting as scheduled, so please vote in one of three ways: (i) by marking, signing and returning the enclosed proxy card in the enclosed postage-prepaid envelope; (ii) by logging on to the website listed on the front of the enclosed proxy card and following the on-screen directions; or (iii) by using your touch-tone telephone.  Please refer to your proxy card for additional instructions on how to vote.
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TABLE OF CONTENTS

Page

I.	THE PROPOSAL: APPROVAL OF PLAN OF DISTRIBUTION	3
	Background	3
II.	VOTING INFORMATION	9
	Proxy Solicitation	9
	Revocation of Proxies and Abstentions	9
	Quorum Requirements	9
	Adjournments	9
III.	OTHER MATTERS AND ADDITIONAL INFORMATION.	10
	Investment Adviser	10
	Administrator and Placement Agent	10
	Other Business at the Meeting	10
	Future Member Proposals	10
	Communication with the Board	10
	Appraisal Rights	10
	Results of Voting	10
	Contacting the Fund	11

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SUSA REGISTERED FUND, L.L.C.
4400 Computer Drive
Westborough, MA 01581
 (866) 270-1948

PROXY STATEMENT DATED MARCH [    ], 2016 FOR
SPECIAL MEETING OF MEMBERS
TO BE HELD ON APRIL 18, 2016

This Proxy Statement is being furnished to members of the Fund ("Members") by the Board of Managers of the Fund (the "Board").  The Board is requesting your proxy for use at a Special Meeting of Members (the "Meeting") to be held on April 18, 2016 at 11:00 a.m., Eastern Time at the offices of [Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022].  Your proxy may also be voted at any adjournment of the Meeting.

At the Meeting, Members will vote on a proposal to approve a plan of distribution adopted in accordance with the requirements of Rule 12b-1 (the "Proposal")

In addition to soliciting proxies by mail, personnel of Susa Fund Management LLP, the Fund's investment adviser (the "Adviser"), may solicit proxies by telephone or in person, without special compensation.  Personnel of Oppenheimer & Co., Inc., the Fund's placement agent, may solicit proxies by telephone or in person and may be compensated by the Adviser for such services.  The Adviser has retained [             ], a third-party solicitor, to solicit proxies from Members.  [                  ] may solicit proxies in person, by Internet or by telephone.  The fees and expenses of the proxy solicitor (which are expected to be approximately $[        ]), as well as all other costs associated with the solicitation of proxies, the preparation of the Proxy Statement and the Meeting, are being paid by the Adviser.

All properly executed proxies received before the Meeting will be voted at the Meeting and any adjournment thereof in accordance with the instructions marked thereon or otherwise as provided therein.  If no instructions are marked, proxies will be voted "For" the Proposal and will be voted in accordance with the discretion of the persons appointed as proxies on any other matters that may properly come before the Meeting or any adjournment thereof.  Members who execute proxies retain the right to revoke them by written notice received by the Fund at any time before they are voted.  Proxies given by telephone or over the Internet may be revoked at any time before they are voted in the same manner that proxies submitted by mail may be revoked.  In addition, any Member who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given.  See "Voting Information – Revocation of Proxies and Abstentions."

The close of business on March 1, 2016 has been fixed as the record date (the "Record Date") for the determination of Members entitled to notice of and to vote at the Meeting and any adjournment of the Meeting.

At the Meeting, each Member will be entitled to cast that number of votes as is equivalent to the Member's investment percentage in the Fund as of the Record Date.  A Member's investment percentage is determined by dividing the balance of a Member's capital account in the Fund by the aggregate capital account balances of all Members.  As of the close of business on the Record Date, the aggregate capital account balances of all Members was $[        ].

This Proxy Statement is first being mailed to Members on or about March [     ], 2016.

Copies of the Fund's most recent annual report and semi-annual report are available upon request, without charge, by calling (866) 270-1948 or by writing to the Fund at the address listed above.  You may also view or obtain these documents from the Securities and Exchange Commission (the "SEC"): (i) in person at the SEC's Public Reference Room in Washington, D.C.; (ii) by calling 1-202-551-8090; (iii) by mailing a written request to: Public Reference Section, Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549 (duplicating fee required); (iv) by sending an e-mail to publicinfo@sec.gov; or (v) on the Internet at www.sec.gov.

Information regarding persons known to own five percent or more of the outstanding limited liability company interests in the Fund ("Interests") as of the Record Date and information regarding the ownership of Interests by members of the Board (each, a "Manager") is contained in Exhibit 1.

Important Notice Regarding the Availability of Proxy Materials for the Meeting

The following materials and information relating to this Proxy Statement are available at [          ] by entering the control number that appears on your proxy card:  (i) the Proxy Statement and accompanying Notice of Special Meeting of Members; (ii) proxy cards and any other proxy materials; (iii) information on how to obtain directions to attend the Meeting in person; and (iv) copies of the Fund's Annual Report to Members for the fiscal year ended December 31, 2015.

I.	THE PROPOSAL: APPROVAL OF PLAN OF DISTRIBUTION

At the Meeting, Members will vote on a proposal to approve a Plan of Distribution (the "Plan") adopted in accordance with the requiremetns of Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act").  The Board of Managers of the Fund (the "Board"), including the separate vote of Managers who are not "interested persons," as defined by the 1940 Act, of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any related agreement (the "Disinterested Managers"), unanimously approved the Plan at a meeting held in-person on September 28, 2015.  Implementation of the Plan is subject to its approval by Members.

Background

Currently, the Fund issues only one class of Interests.  Investors subscribing for Interests may be charged sales commissions of up to 3% of the amounts transmitted in connection with their subscriptions (up to 3.1% of the amounts invested).  The Fund does not presently compensate financial intermediaries for distributing Interests to investors or for providing investor services to their customers who are Members.  However, the Adviser may compensate financial intermediaries for their services from its own resources.  In consideration of the services that the Adviser provides pursuant to its investment advisory agreement with the Fund (the "Advisory Agreement"), the Fund pays the Adviser a monthly advisory fee that is computed at the annual rate of 2% of the net assets of the Fund, determined as of the start of business on the first business day of each month, after adjustment for any subscriptions for Interests effective on such day (the "Advisory Fee").  In addition, pursuant to the Advisory Agreement, the Adviser is entitled generally to receive a performance-based incentive allocation from the capital account of each Member equal to 20% of the net profits that are earned by the Member.

The single class structure under which the Fund currently operates limits its ability to implement arrangements for the sale of Interests through certain financial intermediaries and to certain types of customer accounts of financial intermediaries.  For example, certain intermediaries want the ability to offer two different classes of Interests to their customers: one class that bears distribution or service fees that are paid to the intermediary to compensate it for services provided in connection with sales of Interests and for ongoing investor services; and a second class that does not bear distribution or servicing fees and is designed for customer accounts that participate in managed account programs and, as part of those programs, pay fees that are intended to fully compensate the intermediary for its services.  Other intermediaries (such as financial advisory firms) may want to invest their customers in a class of Interests that pays a service fee to the intermediary for ongoing Member and Member account-related services provided by the intermediary, but does not bear any distribution-related fees.

To address these matters, the Board has determined that it is in the best interests of the Fund to offer multiple classes of Interests and has approved arrangements pursuant to which the Fund would offer two classes of Interests – Investor Class Interests and Advisor Class Interests.  The Securities and Exchange Commission (the "SEC") issued an order on February 24, 2016 that permits the Fund to issue multiple classes of Interests (the "Order"). The Fund intends to implement the multiple class structure as soon as reasonably practicable after approval of the Plan by Members.

Under the multi-class structure, Interests held by existing Members would become Investor Class Interests.  Investor Class Interests would be authorized pursuant to the Plan: (i) to bear distribution-related expenses that may not exceed, on an annual basis, 0.50% of the average monthly net assets of the Fund; and (ii) to pay financial intermediaries for providing Member and Member account-related services in an amount that, on an annual basis, may not exceed 0.25% of the Fund's average monthly net assets.  Pursuant to the Plan, the Fund would pay distribution fees (payable quarterly) to financial intermediaries computed at the annual rate of 0.50% of the average aggregate monthly capital account balances of their customers who are investors in the Fund ("Distribution Fees").  The Fund would also pay financial intermediaries servicing fees (payable quarterly) computed at the annual rate of 0.25% of the average aggregate monthly capital account balances of such customers ("Servicing Fees").  These payments would be borne by Members holding Investor Class Interests.

To avoid any increase in fees borne by Members, the Adviser has agreed to amend the Advisory Agreement to reduce the annual rate at which the Advisory Fee is computed from 2.00% to 1.25% if the Plan is approved by Members and implemented.  This reduction in the Advisory Fee would offset the fees payable pursuant to the Plan.  As a result, implementation of the Plan will not result in any increase in fees payable by the Fund or borne by Members and will not result in an increase in Fund expenses.  It is expected that implementation of the Plan will reduce or eliminate the need for the Adviser, as is currently the case, to compensate financial intermediaries from the Adviser's own resources.  However, implementation of the Plan will not itself result in an increase in the Adviser's net revenues because of the contemplated reduction in the Advisory Fee.

The Board believes that there is a reasonable likelihood that implementation of the Plan and the multiple class structure will facilitate the ability of the Fund to increase its net assets through the sale of Interests to new investors.  To the extent that certain fixed expenses of the Fund could be spread over a larger assets basis, an increase in the Fund's net assets can be expected to reduce the expense ratio of the Fund, benefiting existing Members.

Rule 12b-1

Rule 12b-1 under the 1940 Act permits mutual funds to bear expenses relating to the distribution and sale of their shares, but only in compliance with the requirements and conditions set out in Rule 12b-1.  Although this rule applies only to mutual funds (i.e., open-end funds), the Fund (which is a closed-end fund) has agreed to comply with the rule as a condition of the Order.  Rule 12b-1 requires any distribution-related expenses to be paid in accordance with the terms of a written plan (a "Rule 12b-1 plan").  In order to be adopted and implemented, a Rule 12b-1 plan initially must be approved by the board of a fund, including the separate vote of a majority of the board members who are not "interested persons" (as that term is defined in the 1940 Act) of the fund and who have no direct or indirect financial interest in the operation of the plan or in any agreement related to the plan.  In approving a Rule 12b-1 plan, fund board members must conclude, in the exercise of reasonable business judgment and in light of their fiduciary duties under state law and under the 1940 Act, that there is a reasonable likelihood that the Rule 12b-1 plan will benefit the fund and its shareholders.  A Rule 12b-1 plan also must be approved by the affirmative vote of at least "a majority of the outstanding voting securities" (as that term is defined in the 1940 Act) of the fund if the plan will apply to a share class that has been offered to the public.

Under Rule 12b-1, a plan may continue in effect for a period of more than one year from the date of its execution or adoption only so long as such continuance is approved at least annually by the fund board in the same manner as such plan is initially required to be approved.  The rule also provides that a Rule 12b-1 plan may not be amended to increase materially the amount to be spent for distribution without approval of both the board of a fund and a majority of the outstanding voting securities of the fund.  Rule 12b-1 also requires that the board of a fund be provided with quarterly written reports detailing the amounts spent under the plan and the purposes for the expenditures.

Description of the Plan

The Plan is similar to the distribution plans adopted by many mutual funds.  If approved by Members and implemented, it will allow Investor Class Interests to bear distribution-related expenses and to pay the Distribution Fee and the Servicing Fee.   A copy of the Plan is attached to this Proxy Statement as Exhibit 2.  (The following description of the Plan is qualified in its entirety by Exhibit 2.)

As previously discussed, under the Plan, Investor Class Interests would be authorized: (i) to bear distribution-related expenses in an amount that on an annual basis may not exceed 0.50% of the Fund's average monthly net assets attributable to Investor Class Interests (determined as of the start of business on the first day of each month, after adjustment for any subscriptions for Investor Class Interests effective on such day); and (ii) to pay financial intermediaries for providing Member and Member account-related services in an amount that on an annual basis may not exceed 0.25% of the Fund's average monthly net assets attributable to Investor Class Interests (determined as of the start of business on the first day of each month, after adjustment for any subscriptions for Investor Class Interests effective on such day).

The Plan permits the Fund to pay Distribution Fees to compensate placement agents and selling agents for sales of Investor Class Interests.  Subject to the prior approval of the Board, the Plan also permits the Fund to bear and incur other types of distribution-related expenses, including: expenses of printing and distributing the Fund's confidential offering memorandum and reports to Members that are used in connection with the offering of Investor Class Interests; expenses of preparing and distributing sales materials literature; and other expenses relating to the distribution of Investor Class Interests, including compensation related to sales and marketing personnel and other overhead expenses of a placement agent attributable to the distribution of such Interests as well as for additional placement agency fees paid to placement agents and selling agents for the offering and sale of Investor Class Interests.

Pursuant to the Plan, the Fund may also pay Servicing Fees to placement agents, selling agents and other financial intermediaries that have agreed to provide Member and Member account-related services to their customers that hold Investor Class Interests.  These services include: furnishing personal services to such customers; assisting such customers in maintaining their accounts with the Fund and their records relating to the Fund; assisting such customers in connection with repurchase offers made by the Fund; and responding to questions of such customers relating to their investments in the Fund and their accounts with the Fund.

Subject to its approval by Members, the Plan will become effective as of the later of the first day of the month: (i) as of which the offering of Interests in a proposed second class of Interests commences; or (ii) following the date on which this Plan is approved by Members.  It shall continue in effect for a period of one year from the date of its adoption by the Board unless terminated pursuant to its terms.  Thereafter, the Plan shall continue in effect from year to year, provided that such continuance is approved at least annually by the Board and by vote of a majority of the Disinterested Managers, cast in person at a meeting called for the purpose of voting on such continuance.  The Plan may be terminated by the Fund at any time, without penalty, by the vote of a majority of the Disinterested Managers or by the vote of a majority of the outstanding Investor Class Interests.  All material amendments of the Plan must be approved by a vote of a majority of the Board, and by vote of a majority of the Disinterested Managers.  In addition, the Plan may not be amended to increase materially the amount to be expended thereunder without approval by a majority of the outstanding Investor Class Interests.

The Plan requires that the Principal Financial Officer of the Fund shall provide to the Board and that the Board review, at least quarterly, a written report of all amounts expended pursuant to the Plan.  The report must include information as to the amounts expended by the Fund pursuant to the Plan and the purposes of such expenditures, the identity of recipients of Distribution Fees and Servicing Fees paid by the Fund and such other information as the Board may reasonably request.

While the Plan is in effect, the Fund will comply with the fund governance standards set forth in Rule 01-(a)(7) under the 1940 Act.

Fee Table

The following table is intended to illustrate the expected effect of implementation of the Plan on the fees and expenses of the Fund (as a percentage of average net assets).  The table shows: (i) the current fees and expenses of the Fund; and (ii) the projected fees and expenses of the Fund that will be borne by Investor Class Interests upon implementation of the Plan.

MEMBER TRANSACTION EXPENSES (fees paid directly from your investment):	Current Fees and Expenses	Projected Fees and Expenses of Investor Class Interests

Maximum Sales Load (as a percentage of offering price)	3.00%	3.00%
Maximum Repurchase Fee (as a percentage of repurchased amount)[1]	2.00%	2.00%

ANNUAL EXPENSES (as a percentage of net assets attributable to Interests)

Advisory Fees	2.00%	1.25%
Distribution and Service (12b-1) Fees	None	0.75%
Incentive Allocation	20%	20%
Other Expenses	1.11%	1.11%
Total Annual Expenses	3.11%	3.11%

[1]
A 2.00% repurchase fee equal to the value of the Interests repurchased by a Member, which is retained by the Fund, will apply if the date as of which the Interests are to be valued for purposes of repurchase is less than one year following the date of a Member's initial investment in the Fund.

Example

The following hypothetical example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds.  The example assumes that no portion of an investor's Interest is repurchased by the Fund.  Based on the operating expenses listed above, which do not include the effect of any Incentive Allocation that may be paid out of a Member's capital account, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return.

	1 Year	3 Years	5 Years	10 Years
Interests	$80	$123	$188	$362
Investor Class Interests, pro forma	$80	$123	$188	$362

The example should not be considered a representation of future expenses.  Actual expenses may be greater or less than those shown in the example.  Moreover, the Fund's actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

Board Consideration of the Plan

In connection with their deliberations, the Managers were furnished with copies of the Plan and related materials, including information from the Adviser that outlined the reasons for adopting the Plan.  Counsel to the Disinterested Managers discussed with the Managers the legal and regulatory considerations relevant to the adoption of the Plan.

In approving the Plan, the Independent Managers unanimously determined in the exercise of their reasonable business judgment and in light of their fiduciary duties under relevant state law and Sections 36(a) and (b) of the 1940 Act that, based upon the material requested and evaluated by them and other information provided to them, the Plan is reasonably likely to benefit the Fund and Members.  In this regard, the Independent Managers considered various factors, including: (i) the nature of the circumstances that purportedly make implementation of the Plan necessary or desirable; (ii) the way in which the Plan addresses these circumstances and how Plan is expected to resolve or alleviate such circumstances, including the nature and approximate amount of the expenditures under the Plan and the relationship of such expenditures to the overall cost structure of the Fund and the nature of the anticipated benefits to the Fund and the time it will take for those benefits to be achieved; (iii) the effect of the Plan on existing Members; and (iv) the sales history of the Fund.

The Independent Managers noted the Adviser's belief that the Fund's ability to issue multiple classes of Interests should enable the Fund to increase its net assets through sales of Interests to new investors, which would result in a reduction of the expense ratio of the Fund to the extent that certain fixed expenses of the Fund could be spread over a larger asset base, benefitting the Fund and Members.  In addition to considering the potential benefits of the Plan to the Fund and Members, the Board also considered the potential impact of the Plan on the expenses of the Fund.  In this regard, they took into account the Adviser's proposal to amend the Advisory Agreement to reduce the annual rate at which the Advisory Fee is computed from 2.00% to 1.25% if the Plan is approved by Members and implemented, and noted that this fee reduction would offset amounts payable by the Fund pursuant to the Plan and that, as a result, there would not be any increase in fees payable by the Fund or borne by Members and would not be any increase in the Fund's expenses attributable to the Plan.

The Independent Managers also considered the fact that implementation of the Plan may benefit the Adviser to the extent that the Plan reduces or eliminates the need for the Adviser to compensate financial intermediaries from its own resources.  They also considered the fact that the Adviser may benefit to the extent that the net assets of the Fund increase as a result of the Plan.  However, the Independent Managers also noted that implementation of the Plan is not expected to increase the Adviser's net revenues because of the proposed reduction in the Advisory Fee.  They also discussed with the Adviser and considered whether there were alternatives to adoption of the Plan that might enable the Fund to implement a multi-class structure under which the needs of different financial intermediaries and different types of customer accounts of financial intermediaries could be accommodated, including the alternative of establishing a master-feeder investment structure.  However, the Independent Managers concluded that adoption of the Plan would be the most efficient and cost-effective way to address the needs of different financial intermediaries and different types of customer accounts.  They also considered the fact that the Adviser has agreed to pay or absorb all expenses associated with obtaining the Order, implementing the multi-class structure and adopting the Plan, including costs of preparing and mailing the Proxy Statement, proxy solicitation costs and the costs of holding the Meeting to obtain Member approval of the Plan.

Based upon review and consideration of the foregoing matters, the Independent Managers concluded that adoption of the Plan is in the best interests of the Fund and Members, and that the fees to be paid under the Plan are fair and reasonable.  Accordingly, the Board unanimously recommends a vote “FOR” the proposal to approve the Plan.

Required Vote

The Plan must be approved by a vote of a majority (as defined in the 1940 Act) of the outstanding Interests.  Under the 1940 Act, this requires the vote of the holders of the lesser of (i) 67% or more of the value of Interests present at the Meeting or represented by proxy if the holders of Interests representing 50% or more of the value of Interests eligible to cast votes as of the Record Date are so present or represented; or (ii) more than 50% of the value of outstanding Interests.

THE BOARD, INCLUDING ALL OF THE DISINTERESTED MANAGERS, UNANIMOUSLY
RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE PLAN

II.	VOTING INFORMATION.

Proxy Solicitation

If you properly provide voting instruction via the Internet or telephonically, or by marking, executing and returning the enclosed proxy card, and your proxy is not subsequently revoked, your Interest will be voted at the Meeting in accordance with your instructions.  If you return your signed proxy card without voting instructions, your Interest will be voted FOR the approval of the Plan. Your Interest will be voted in the discretion of the proxy holders on any other matter that may properly come before the Meeting or any adjournment of the Meeting, including any proposal to adjourn the Meeting.

Revocation of Proxies and Abstentions

A Member who has given a proxy may revoke it at any time before it is exercised by:  (i) submitting a written notice of revocation; (ii) submitting a subsequently executed proxy in writing, via the Internet or by touch-tone telephone; (iii) attending the Meeting and voting in person; or (iv) providing notice of revocation via the Internet or by touch-tone telephone.

If a proxy (i) is properly executed and returned marked with an abstention with respect to the Proposal or (ii) represents a nominee "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received voting instructions from the beneficial owner or other person entitled to vote on the Proposal and that the broker or nominee does not have discretionary power to vote) (collectively, "abstentions"), your Interest will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business.  If a proxy is properly executed and returned and is marked with an abstention, the proxy will not be voted on the Proposal.  An abstention will have the same effect as a vote "Against" approval of the Proposal.

Quorum Requirements

A quorum of Members is necessary to properly convene the Meeting.  A quorum will exist if Members holding a majority of the total number of votes eligible to be cast by Members as of the Record Date are present in person or by proxy at the Meeting.

Adjournments

If a quorum is not present at the Meeting or if a quorum is present but sufficient votes to approve the Proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies.  Any adjournment will require the vote of a majority of the value of Interests present in person or by proxy.  If a quorum is present and an adjournment is proposed, the persons named as proxies will vote those proxies which they are entitled to vote "For" the Proposal in favor of such adjournment, and will vote proxies required to be voted "Against" the Proposal against such adjournment.  At any adjourned Meeting at which a quorum is present, any business may be transacted which might have been transacted at the Meeting originally called.

III.	OTHER MATTERS AND ADDITIONAL INFORMATION.

Investment Adviser

The offices of the Adviser are located at 19 Berkeley Street, London W1J 8ED, United Kingdom.

Administrator and Placement Agent

The Fund's administrator is BNY Mellon Investor Servicing (US) Inc., Bellevue Corporate Center, 301 Bellevue Parkway, Wilmington, DE 19809.  Oppenheimer & Co., Inc., 85 Broad Street, New York, NY 10004, serves as placement agent for the offering of Interests.

Other Business at the Meeting

The Board does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement and is not aware that any other matters will be presented for action at the Meeting.  If any other matters properly come before the Meeting, it is the intention of the persons named as proxies to vote on such matters in accordance with their best judgment, unless specific restrictions have been given.

Future Member Proposals

Pursuant to rules adopted by the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"), Members may request inclusion in the Fund's proxy statement for a meeting of Members certain proposals for action which they intend to introduce at such meeting.  Any Member proposals must be presented a reasonable time before the proxy materials for the next meeting are sent to Members.  The submission of a proposal does not guarantee its inclusion in the proxy statement and is subject to limitations under the Exchange Act.  Because the Fund does not hold regular meetings of Members, no anticipated date for the next meeting can be provided.  Any Member wishing to present a proposal for inclusion in the proxy materials for the next meeting of Members should submit such proposal to the Principal Manager of the Fund.

Communication with the Board

Members wishing to submit written communications to the Board should send their communications to the Fund at its principal office.  Any such communications received will be reviewed by the Board at its next regularly scheduled meeting.

Appraisal Rights

Members do not have any appraisal rights in connection with the Proposal.

Results of Voting

Members will be informed of the results of voting at the Meeting in the Fund's Semi-Annual Report to Members for the period ending June 30, 2016, which will be sent to Members on or before August 29, 2016.

Contacting the Fund

Members may contact the Fund by calling [(866) 270-1948].

MEMBERS ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.  ADDITIONAL PROCEDURES YOU MAY USE TO VOTE ARE DESCRIBED ON THE ENCLOSED PROXY CARD.

By Order of the Board of Managers

/s/ Graeme White
Name: Graeme White
Title: Principal Manager

Dated:  March [  ], 2016

EXHIBIT 1

[To the knowledge of the Fund, no persons owned of record or beneficially, five percent or more of Interests outstanding as of the Record Date.]

As of the Record Date, the officers of the Fund and Managers, as a group, beneficially owned less than 1% of the outstanding Interests.

Exhibit 1

EXHIBIT 2

SUSA REGISTERED FUND, L.L.C.

PLAN OF DISTRIBUTION PURSUANT TO RULE 12B-1

This Plan of Distribution (the "Plan") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"), by Susa Registered Fund, L.L.C. (the "Fund"), a Delaware limited liability company, with respect to the Investor Class of limited liability company interests in the Fund ("Interests"). The Plan has been approved by the Fund's Board of Managers (the "Board"), including the separate vote of a majority of the Managers who are not interested persons, as defined by the Act, of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any related agreement (the "Disinterested Managers"), cast in person at a meeting called for the purpose of voting on the Plan.

In approving the Plan, the Board determined that adoption of the Plan is in the best interests of the Fund and members of the Fund ("Members") holding Interests. The Board, and a majority of the Disinterested Managers voting separately, also determined, in the exercise of their reasonable business judgment and in light of their fiduciary duties under state law and under Sections 36(a) and 36(b) of the Act, that there is a reasonable likelihood that the Plan will benefit the Fund and Members holding Interests.

The Fund may contract with one or more third parties to act as placement agents for the Fund (each, a "Placement Agent") in connection with the offering of Interests, pursuant to one or more placement agent agreements (each, a "Placement Agent Agreement").

The provisions of the Plan are as follows:

1. PAYMENT OF DISTRIBUTION EXPENSES

The Fund is authorized to bear expenses related to the distribution of Investor Class Interests in an amount that shall not on an annual basis exceed 0.50% of the average monthly net assets of the Fund attributable to Investor Class Interests (determined as of the start of business on the first day of each month, after adjustment for any subscriptions for Investor Class Interests effective on such day). Except for payments made to a Placement Agent pursuant to this paragraph 1, the specific types of distribution-related expenses to be paid by the Fund shall be approved in advance by the Board and by the Disinterested Managers.

Subject to the issuance of an order of the Securities and Exchange Commission, distribution-related expenses borne by the Fund may include fees payable to a Placement Agent pursuant to a Placement Agent Agreement in consideration for services provided and expenses incurred by such Placement Agent in connection with the offering of Investor Class Interests sold by the Placement Agent or by broker-dealers ("Selling Dealers") that have entered into selling agreements with the Placement Agent ("Distribution Fees"). Distribution Fees payable to any Placement Agent shall not on an annual basis exceed 0.50% of the average monthly net assets of the Fund attributable to Investor Class Interests (determined as of the start of business on the first day of each month, after adjustment for any subscriptions for Investor Class Interests effective on such day) that are held by customers of such Placement Agent or by customers of Selling Dealers that have entered into selling agreements with such Placement Agent. A Placement Agent may pay all or a portion of the Distribution Fees it receives to Selling Dealers. Each agreement pursuant to which Distribution Fees are paid shall contain such provisions as are required by Rule 12b-1 under the Act and shall be approved by the Board in the manner specified by Rule 12b-1.

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2. INVESTOR SERVICING FEES

In addition to Distribution Fees, the Fund may make payments to a Placement Agent, Selling Dealer or other financial intermediary that has agreed to provide Member and Member account-related services to Members holding Investor Class Interests ("Investor Servicing Fees"). Investor Servicing Fees payable by the Fund to any Placement Agent, Selling Dealer or other financial intermediary shall not on an annual basis exceed 0.25% of the average monthly net assets of the Fund attributable to Investor Class Interests (determined as of the start of business on the first day of each month, after adjustment for any subscriptions for Investor Class Interests effective on such day) that are held by customers of such Placement Agent, Selling Dealer or other financial intermediary, as applicable. Investor Servicing Fees shall be paid pursuant to the terms of written agreements specifying the Member and Member account-related services to be provided.

3. PERMISSIBLE USES OF FUND ASSETS AND PAYMENTS

 (a) Amounts borne or paid by the Fund relating to the distribution of Investor Class Interests, subject to paragraph 1 above, may be used for, among other things, and without limitation, compensating a Placement Agent or Selling Dealer for sales of Investor Class Interests, printing and distribution of confidential offering memoranda and reports used in connection with the offering of Investor Class Interests, expenses of preparing and distributing sales literature and related expenses, advertisements and other expenses relating to the distribution of Investor Class Interests, including compensation related to sales and marketing personnel, and other overhead expenses of a Placement Agent attributable to the distribution of such Interests, as well as for additional placement agency fees paid to Placement Agents and Selling Dealers for the offering and sale of Investor Class Interests.

 (b) Amounts paid to recipients of Investor Servicing Fees may be used for, among other things, and without limitation, furnishing personal services to customers of the recipients holding Investor Class Interests, assisting such customers in maintaining their accounts with the Fund and their records relating to the Fund; assisting such customers in connection with repurchase offers by the Fund; and responding to questions of such customers relating to their investments in the Funds and their accounts with the Fund. Unless required by applicable law, nothing contained in this Plan shall require payments for any or all of the foregoing services to be funded by Investor Servicing Fees pursuant to this Plan.

4. QUARTERLY REPORTS

The Principal Financial Officer of the Fund shall provide to the Board, and the Board shall review at least quarterly, a written report of all amounts expended pursuant to this Plan. This report shall include information as to the amounts expended by the Fund pursuant to this Plan and the purposes of such expenditures, the identity of recipients of Distribution Fees and Investor Servicing Fees paid by the Fund and such other information as the Board may reasonably request.

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5. EFFECTIVE DATE AND DURATION OF THE PLAN

This Plan shall become effective as of the later of the first day of the month: (i) as of which the offering of Interests in a proposed second class of Interests commences; or (ii) following the date on which this Plan is approved by Members. It shall continue in effect for a period of one year from the date of its adoption by the Board unless terminated pursuant to its terms. Thereafter, the Plan shall continue in effect from year to year, provided that such continuance is approved at least annually by a vote of a majority of the Board, and by vote of a majority of the Disinterested Managers, cast in person at a meeting called for the purpose of voting on such continuance.

This Plan, or any related agreement, may be terminated at any time, without penalty, by the vote of a majority of the Disinterested Managers or by the vote of a majority of the outstanding Investor Class Interests.

6. FUND GOVERNANCE STANDARDS

During the period this Plan is in effect, the Fund shall comply with the fund governance standards set forth in Rule 0-1(a)(7) under the Act.

7. AMENDMENTS

All material amendments of this Plan shall be in writing and shall be approved by a vote of a majority of the Board, and by the vote of a majority of the Disinterested Managers, cast in person at a meeting called for the purpose of voting on such amendment. In addition, this Plan may not be amended to increase materially the amount to be expended hereunder without approval by a majority of the outstanding Investor Class Interests.

8. RECORDKEEPING

The Fund shall preserve copies of this Plan, any related agreement and all reports made pursuant to Section 4 for a period of not less than six years from the date of the Plan, any such related agreement or such reports, as the case may be, the first two years in an easily accessible place.

As adopted by the Board on [February 24, 2016].

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PROXY

SUSA REGISTERED FUND, L.L.C.

PROXY SOLICITED ON BEHALF OF THE BOARD OF MANAGERS
FOR THE  SPECIAL MEETING OF MEMBERS TO BE HELD
 ON APRIL 18, 2016

The undersigned member of Susa Registered Fund, L.L.C. (the "Fund") hereby appoints [    ]  and [       ], jointly and severally, as proxies, each with full power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated below, all interests in the Fund held of record by the undersigned on March 1, 2016 at the Special Meeting of Members of the Fund to be held on April 18, 2016 at the offices of [           ], at [     ] Eastern Time and at all adjournments thereof, and to vote the shares held in the name of the undersigned on the record for such meeting on the matter listed below.

The Board of Managers recommends a vote FOR the proposal listed below.

PROPOSAL:  To approve a plan of distribution adopted in accordance with the requirements of Rule 12b-1.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

In their discretion the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

PLEASE MARK, SIGN AND DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

If this proxy is properly executed and received prior to the meeting, the interests represented hereby will be voted in the manner directed above. If not otherwise specified, this proxy will be voted FOR the Proposal.

Please date and sign below exactly as name appears on this proxy.  Executor, administrators, trustees, etc. should give full title. If shares are held jointly, each holder should sign.

Name of Member:_______________________

Value of Interests as of March 1, 2016:_______

Authorized Signature
Title:________________________________

Authorized Signature
Title:________________________________

Dated:_______________________________

YOUR VOTE IS IMPORTANT, PLEASE MARK, DATE AND SIGN THIS PROXY AND
RETURN IT IN THE ENCLOSED ENVELOPE.